As filed with the Securities and Exchange Commission on October 15, 2010

Registration No. 333-168713
__________________________________________________________________________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1/A1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BUREAU OF FUGITIVE RECOVERY, INC.
(Exact name of registrant as specified in its charter)

Colorado	7389	84-1306078
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

132 W. 11th Avenue
Denver, Colorado 80204
(720) 266-6996
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frank Ficarra
Chief Executive Officer
BUREAU OF FUGITIVE RECOVERY, INC.
132 W. 11th Avenue
Denver, Colorado 80204
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Andrew I. Telsey, Esq.
Andrew I. Telsey, P.C.
12835 E. Arapahoe Road
Tower I Penthouse #803
Englewood, CO 80112
Tel: (303) 768-9221

As soon as practicable after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company:

[_]           Large accelerated filer                                                                           [_]           Accelerated filer
[_]           Non-accelerated filer                                                                             [X]           Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee

Common Stock, Par value $0.001 per share ………	2,350,000	$0.03	$70,500	$5.03*
_____________________

*	Previously paid.
(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.
(2)	Represents the number of shares of Common Stock issued to the Selling Stockholders pursuant to our March 2007 private placement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Subject to Completion, dated October __, 2010

PROSPECTUS
PRELIMINARY
PROSPECTUS

BUREAU OF FUGITIVE RECOVERY, INC.

2,350,000 Shares of Common Stock

This Prospectus relates to the offer and sale of up to 2,350,000 shares of our Common Stock (“Common Stock”) held by Selling Stockholders listed beginning on Page 10 of this Prospectus (the “Selling Stockholders”), (the “Offering”).  See “SELLING STOCKHOLDERS.”  This is the Company’s initial public offering.  Prior to this offering the Company was not a reporting company.

The Selling Stockholders may sell their shares of our Common Stock from time to time at the initial price of $0.03 per share until our common shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  See “DETERMINATION OF OFFERING PRICE,” “SELLING STOCKHOLDERS” and “PLAN OF DISTRIBUTION.”

We will pay the expenses of registering these shares.  We will not receive any proceeds from the sale of shares of Common Stock in this Offering.  All of the net proceeds from the sale of our Common Stock will go to the Selling Stockholders.

Our Common Stock is not currently listed for trading on any exchange.  It is our intention to seek quotation on the OTC Bulletin Board (the “OTCBB”).  An application to trade our Common Stock has been filed by a market maker on our behalf and is pending as of the date of this Prospectus.  There can be no assurances that our Common Stock will be approved for trading on the OTCBB, or any other trading exchange.

Investing in our Common Stock involves a high degree of risk. You should invest in our Common Stock only if you can afford to lose your entire investment.

SEE “RISK FACTORS” BEGINNING ON PAGE 5.

The information in this Prospectus is not complete and may be changed.  This Prospectus is included in the registration statement that was filed by Bureau of Fugitive Recovery, Inc. with the Securities and Exchange Commission.  The Selling Stockholders may not sell these Shares until the registration statement becomes effective. This Prospectus is not an offer to sell these Shares and is not soliciting an offer to buy these Shares in any State where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ____________, 2010

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PROSPECTUS SUMMARY

This summary provides an overview of certain information contained elsewhere in this Prospectus and does not contain all of the information that you should consider or that may be important to you.  Before making an investment decision, you should read the entire Prospectus carefully, including the “Risk Factors” section and the financial statements and the notes to the financial statements.  In this Prospectus, the terms “BFR,” “the “Company,” “we,” “us” and “our” refer to Bureau of Fugitive Recovery, Inc., unless otherwise specified herein.

Overview

Bureau of Fugitive Recovery, Inc. (“BFR” “we,” “our” or the “Company”) was incorporated on April 26, 1995, in the State of Colorado under the name Colorado Security Patrol Inc.  On March 12, 2007 we filed an amendment to our Articles of Incorporation changing our name to “Bureau of Fugitive Recovery, Inc.”

Our initial business was to provide a variety of security services on both a residential and commercial basis.  In March 2007 we expanded our operations to include tracking and apprehension of offenders who had failed to appear in court or had otherwise had their bond revoked, creating a liability for the person or entity that had posted the bail bond.  We recognized that we were able to avoid the significant competition that we were experiencing in the security services business, as we believed that there was no major companies engaged in the apprehension of offenders as there existed in the security services industry.  As of the date of this Prospectus, we emphasize tracking and apprehension of offenders who had failed to appear in court or had otherwise had their bond revoked in the State of Colorado as our principal business.  We are currently considering expanding our operation into other states via acquisition.  See “DESCRIPTION OF BUSINESS – Growth by Acquisitions,” below.  Most of our current clients are bail bonding companies.

In March 2007 we engaged in a private offering of our Common Stock.  We sold 235 shares of our Common Stock to thirty-nine investors at a price of $30 per share and received aggregate net proceeds of $7,050.  Subscriptions were accepted from seven (7) “accredited” investors, as that term is defined under the Securities Act of 1933, as amended (the “33 Act” or the “Securities Act”).  We relied upon the exemption from registration provided by Regulation D promulgated under the 33 Act to issue these Shares.  See “DESCRIPTION OF SECURITIES.”   Thereafter, in December 2009 we undertook a forward split of our issued and outstanding shares of Common Stock whereby 10,000 shares were issued in exchange for every one share then issued and outstanding.  All references in this Prospectus to our issued and outstanding Common Stock are presented on a post-forward split basis.

We incurred net losses of ($3,982) during the six months ending June 30, 2010, and ($37,017) during the year ending December 31, 2009.  During our fiscal year ended December 31, 2008, we generated net income of $1,143. We have had minimal revenues since our inception, including $4,244 during our fiscal year ended December 31, 2009 and $20,148 during our fiscal year ended December 31, 2008.  Based upon our current business plan, we expect to continue to incur losses at least until the end of 2010 and there can be no assurances that we will ever establish profitable operations.  See “RISK FACTORS.”

Our executive offices are located at 132 W. 11th Avenue, Denver, Colorado 80204, telephone (720) 266-6996.

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About The Offering

Common Stock to be Offered by Selling Shareholders	2,350,000 shares. This number represents approximately 31% of the total number of shares outstanding following this Offering.

Number of shares outstanding before and after the Offering	10,000,000(1)

Use of Proceeds	We will not receive any proceeds from the sale of the Common Stock.

Risk Factors	See the discussion under the caption “RISK FACTORS” and other information in this Prospectus for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.
_________________________

(1)	Because we are not selling any of our Common Stock as part of this Offering, the number of issued and outstanding shares of our Common Stock will remain the same following this Offering.

Selected Financial Data

The following selected financial data should be read in conjunction with our financial statements and the related notes to those statements included in “FINANCIAL STATEMENTS” and with “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” appearing elsewhere in this Prospectus.  The selected financial data has been derived from our audited and unaudited, reviewed financial statements.

Statement of Operations:

	Year Ended December 31,		Six Months Ended June 30,
	2009	2008	2010	2009
			(Unaudited)	(Unaudited)

Revenues	$4,244	$20,148	$8,425	$1,007

Total operating expenses	$40,871	$19,005	$11,807	$3,405
Income (Loss) from operations	$(36,627)	$1,143	$(3,382)	$(2,398)
Other income (expense)	$(390)	$-	$(600)	$-
Provision for income tax	$-	$-	$-	-
Net income (loss)	$(37,017)	$1,143	$(3,982)	$(2,398)

Net income (loss) per share – (basic and fully diluted)	$(0.01)	$0.00	$(0.00)	$(0.00)
Weighted common shares outstanding	2,764,583	2,450,000	10,000,000	2,450,000

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Balance Sheet:

	Year Ended December 31, 2009	Year Ended December 31, 2008

Cash	$4,888	$3,865
Current assets	$4,888	$3,865
Total assets	$4,888	$3,865
Current liabilities	$15,390	$-
Total liabilities	$15,390	$-
Total stockholders’ equity	$(10,502)	$3,865

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

We have made some statements in this Prospectus, including some under “RISK FACTORS,” “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS,” “DESCRIPTION OF BUSINESS” and elsewhere, which constitute forward-looking statements.  These statements may discuss our future expectations or contain projections of our results of operations or financial condition or expected benefits to us resulting from acquisitions or transactions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements.  These factors include, among other things, those listed under “RISK FACTORS” and elsewhere in this Prospectus.  In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology.  Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

RISK FACTORS

An investment in our Common Stock is a risky investment.  In addition to the other information contained in this Prospectus, prospective investors should carefully consider the following risk factors before purchasing shares of our Common Stock offered hereby. We believe that we have included all material risks.

Risks Related to our Operations

Our independent accountants have expressed a "going concern" opinion.

Our financial statements accompanying this Prospectus have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The financial statements do not include any adjustment that might result from the outcome of this uncertainty.  We have a minimal operating history and minimal revenues or earnings from operations.  We have no significant assets or financial resources.  We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of acquisitions of similar companies.  See “BUSINESS – Growth by Acquisitions.”  This may result in our incurring a net operating loss which will increase continuously until we can consummate an acquisition.  There is no assurance that we can identify such a business opportunity and consummate such an acquisition.

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Changes in legislation in jurisdictions where we operate or intend to operation in the future may have an adverse affect on our financial condition and results of operations.

There is always the possibility that our targeted market states could enact laws repealing long existing surety bond statutes, resulting in the release from custody of those accused of having committed offenses against the laws of those jurisdictions pending resolution.  It is, however, cost effective for these jurisdictions to maintain the status quo with respect to pre-trial release on bond as they lack the holding facility space or personnel to oversee pre-trial incarcerees.  If said laws are repealed there would be no financial incentive for us to effectuate the apprehensive of a fugitive.  To our best knowledge there are no statutes or other laws currently being contemplated but the adoption of such laws would have a significant negative impact on our financial condition and results of operations as apprehension of fugitives on bond is our primary source of income, and projected to remain so in those states where we operate or expansion is contemplated.  See “DESCRIPTION OF BUSINESS.”

Our management may have conflicts of interest.

Members of our management are associated with other firms involved in a range of business activities.  Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of our Company.

Our success depends, to an extent, upon the continued services of Frank Ficarra, our President and Chief Executive Officer.

We rely on the services of Frank Ficarra for strategic and operational management and the relationships he has built.  Some of our competitors’ management has more experience than Mr Ficarra and our other members of management in our industry.  This may place us at a competitive disadvantage because we will greatly rely on these relationships in the conduct of our operations and the execution of our business strategies.  The loss of Mr. Ficarra could also result in the loss of our favorable relationships with one or more of our customers.  We have not entered into an employment agreement with Mr. Ficarra.  In addition, we do not maintain “key person” life insurance covering any of our management and we do not expect to obtain the same in the future due primarily to the cost of premiums for such insurance and our limited financial resources.  This could also preclude our ability to attract and retain qualified persons to agree to become directors of our Company.

Provisions of our Articles of Incorporation and Bylaws may delay or prevent a take-over that may not be in the best interests of our stockholders.

Provisions of our Articles of Incorporation and Bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt.

In addition, our Articles of Incorporation authorizes the issuance of up to 25,000,000 shares of Preferred Stock with such rights and preferences determined from time to time by our Board of Directors.  As of the date of this Prospectus, none of our Preferred Stock is currently issued or outstanding. Our Board of Directors may, without stockholder approval, issue additional Preferred Stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our Common Stock.

Risks Related to our Common Stock

There is no trading market for our securities and there can be no assurance that such a market will develop in the future.

An application has been filed on our behalf by a market maker to trade our Common Stock on the Over-the-Counter Bulletin Board (“OTCBB”) and is pending as of the date of this Prospectus.  There is no assurance that our application will be approved, or once approved that a market will develop in the future or, if developed, that it will continue.  In the absence of a public trading market, an investor may be unable to liquidate his investment in our Company.
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We do not have significant financial reporting experience, which may lead to delays in filing required reports with the Securities and Exchange Commission and suspension of quotation of our securities on the OTCBB or a national exchange if and when we are approved for trading, which will make it more difficult for you to sell your securities.

The OTCBB, an inter-dealer quotation system, and other national stock exchanges each limits quotations to securities of issuers that are current in their reports filed with the Securities and Exchange Commission.  Because we do not have significant financial reporting experience, we may experience delays in filing required reports with the Securities and Exchange Commission (the “SEC”).  Because issuers whose securities are qualified for quotation on the OTCBB or any other national exchange are required to file these reports with the SEC in a timely manner, the failure to do so may result in a suspension of trading or delisting.

There are no automated systems for negotiating trades on the OTCBB and it is possible for the price of a stock to go up or down significantly during a lapse of time between placing a market order and its execution, which may affect your trades in our securities.

Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone.  In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders.  Therefore, when investors place market orders, an order to buy or sell a specific number of shares at the current market price, it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and its execution.

If our application to trade our Common Stock is approved, our stock will be considered a “penny stock” so long as it trades below $5.00 per share. This can adversely affect its liquidity.

As of the date of this Prospectus an application has been filed on our behalf by a market maker to trade our Common Stock for trading on the OTCBB.  If the application to trade our Common Stock on the OTCBB is approved, of which there can be no assurance, it is anticipated that our Common Stock will be considered a “penny stock” and will continue to be considered a penny stock so long as it trades below $5.00 per share and as such, trading in our Common Stock will be subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934.  Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements.  The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer.  The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.  In addition, few broker or dealers are likely to undertake these compliance activities. Other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.

We do not anticipate payment of dividends, and investors will be wholly dependent upon the market for the Common Stock to realize economic benefit from their investment.

As holders of our Common Stock, you will only be entitled to receive those dividends that are declared by our Board of Directors out of retained earnings.  We do not expect to have retained earnings available for declaration of dividends in the foreseeable future.  There is no assurance that such retained earnings will ever materialize to permit payment of dividends to you.  Our Board of Directors will determine future dividend policy based upon our results of operations, financial condition, capital requirements, reserve needs and other circumstances.

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Any adverse effect on the market price of our Common Stock could make it difficult for us to raise additional capital through sales of equity securities at a time and at a price that we deem appropriate.

Sales of substantial amounts of our Common Stock, or in anticipation that such sales could occur, may materially and adversely affect prevailing market prices for our Common Stock, if and when such market develops in the future.

The market price of our Common Stock may fluctuate significantly in the future.

If our application to trade our Common Stock on the OTCBB is approved, we expect that the market price of our Common Stock may fluctuate in response to one or more of the following factors, many of which are beyond our control:

• competitive pricing pressures;
• our ability to market our services on a cost-effective and timely basis;
• our inability to obtain working capital financing, if needed;
• changing conditions in the market;
• changes in market valuations of similar companies;
• stock market price and volume fluctuations generally;
• regulatory developments;
• fluctuations in our quarterly or annual operating results;
• additions or departures of key personnel; and
• future sales of our Common Stock or other securities.

The price at which you purchase shares of our Common Stock may not be indicative of the price that will prevail in the trading market.  You may be unable to sell your shares of Common Stock at or above your purchase price, which may result in substantial losses to you and which may include the complete loss of your investment.  In the past, securities class action litigation has often been brought against a company following periods of stock price volatility.  We may be the target of similar litigation in the future.  Securities litigation could result in substantial costs and divert management’s attention and our resources away from our business.  Any of the risks described above could adversely affect our sales and profitability and also the price of our Common Stock.

Risks Related to our Company

Our management and principal shareholders have the ability to significantly influence or control matters requiring a shareholder vote and other shareholders may not have the ability to influence corporate transactions.

Currently, our three principal shareholders own in excess of a majority of our outstanding Common Stock.  As a result, they have the ability to determine the outcome on all matters requiring approval of our shareholders, including the election of directors and approval of significant corporate transactions.

Risks Relating To This Offering

There is no public market for the securities and even if a market is created, the market price of our Common Stock will be subject to volatility.

Prior to this Offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this Offering, or, if developed, be sustained.  As of the date of this Prospectus an application has been filed on our behalf by a market maker to list our Common Stock for trading on the OTC Bulletin Board.  If for any reason, however, our application is not approved or if and when listed we do not take all action necessary to allow such market to continue quotation on the OTC Bulletin Board or a public trading market does not develop, purchasers of our Common Stock may have difficulty selling their securities should they desire to do so and holders may lose their entire investment.
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FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity in our Common Stock.  As a result, fewer broker-dealers may be willing to make a market in our Common Stock, reducing a stockholder’s ability to resell shares of our Common Stock.

State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this Prospectus.

If you purchase shares of our Common Stock sold in this Offering, you may not be able to resell the shares in any state unless and until the shares of our Common Stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state.  There can be no assurance that we will be successful in registering or qualifying our Common Stock for secondary trading, or identifying an available exemption for secondary trading in our Common Stock in every state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our Common Stock in any particular state, our Common Stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our Common Stock, the market for our Common Stock will be limited which could drive down the market price of our Common Stock and reduce the liquidity of the shares of our Common Stock and a stockholder’s ability to resell shares of our Common Stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of his investment.

We cannot predict whether we will successfully effectuate our current business plan.  Each prospective purchaser is encouraged to carefully analyze the risks and merits of an investment in our Common Stock and should take into consideration when making such analysis, among others, the Risk Factors discussed above.

USE OF PROCEEDS

We will receive none of the proceeds from the sale of the Common Stock issued and held by our Selling Stockholders in this Offering.

DETERMINATION OF THE OFFERING PRICE

There is no public market for our Common Stock.  The price of the Common Stock was arbitrarily determined by us at $.03 per share.  We believe that this price reflects the appropriate price that a potential investor would be willing to invest in our Common Stock at this initial stage of our development.  The price was arbitrarily determined and bears no relationship whatsoever to our business plan, the price paid for our shares by our founders, our assets, earnings, book value or any other criteria of value.  The offering price should not be regarded as an indicator of the future market price of the securities, which is likely to fluctuate.

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MARKET PRICE OF AND DIVIDENDS ON THE COMPANY'S
COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

As of the date of this Prospectus there is no market for our Common Stock.  As of the date of this Prospectus a licensed market maker has filed an application on our behalf with FINRA to list our Common Stock for trading on the OTCBB.  There can be no assurances that our Common Stock will be approved for listing on the OTCBB, or any other existing US trading market.  See “RISK FACTORS.”

Holders

As of the date of this Prospectus we had 47 holders of record for our Common Shares. See “DESCRIPTION OF SECURITIES.”

We are registering the 2,350,000 shares of Common Stock held by 39 holders of our Shares in our registration statement of which this Prospectus is a part.

Dividend Policy

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our products. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

SELLING STOCKHOLDERS

The Selling Stockholders named in this Prospectus are offering the 2,350,000 shares of Common Stock offered through this Prospectus.  The Selling Stockholders are all U.S. persons who acquired the 2,350,000 shares of Common Stock offered through this Prospectus from us in either our private placement transaction pursuant to Regulation D promulgated under the 33 Act, or as a result of authorized issuance by our Board of Directors..

The following table provides as of the date of this Prospectus, information regarding the beneficial ownership of our Common Stock held by each of the Selling Stockholders and the percentage owned by each Selling Stockholder.  Assuming all of the shares registered below are sold by the Selling Stockholders, none of the Selling Stockholders will own one percent or more or our Common Stock.

Name of Selling Shareholder (1)	Share of Common Stock Owned	% of Ownership

David Abrahams	50,000.50%
Daniel Apodaca	50,000.50%
Jose Apodaca	50,000.50%
Loretta Apodaca	50,000.50%
April Bell	50,000.50%
David Cerullo	50,000.50%
Shana Clarke	50,000.50%
Kenneth Clutter	50,000.50%
Cosimo Crafa	50,000.50%
Margaret Dellatore	50,000.50%
Scott Gabriele	50,000.50%
Neal Gallegos	50,000.50%
Louis Gallegos III	50,000.50%
Louis Gallegos, Jr.	250,000	2.50%
Patsy Gallegos	150,000	1.50%
Susan Gordon	50,000.50%

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Name of Selling Shareholder (1)	Share of Common Stock Owned	% of Ownership

Richard Harman	50,000.50%
Sharon Lesko	50,000.50%
Leslie Partners LLC	150,000	1.50%
Jana Lloyd	50,000.50%
Shelley McMillan	50,000.50%
Janet Nelson-William	50,000.50%
Charles Osborne	50,000.50%
Steve Pinsky	50,000.50%
Fred Roth	50,000.50%
Gary Roxbury	50,000.50%
Lori Roxbury	50,000.50%
Stuart Sandler	50,000.50%
Sylvia Segura	50,000.50%
Jackie Taylor	50,000.50%
Sharon Tozzie	50,000.50%
Antoni Venables	50,000.50%
Michael Venables	50,000.50%
Roger Venables	50,000.50%
Karen White	50,000.50%
Edward Wisniewski	50,000.50%
Polly Wisniewski	50,000.50%
Scott Young	50,000.50%
Shawn Munns	50,000.50%

TOTALS	2,350,000	23.50%
______________________
(1)
The named party beneficially owns such shares.  The numbers in this table assume that none of the Selling Stockholders sells shares of Common Stock not being offered in this Prospectus or purchases additional shares of Common Stock.

None of the Selling Stockholders has had a material relationship with us or any of our affiliates other than as a stockholder at any time within the past three years.

PLAN OF DISTRIBUTION

The Selling Stockholders registering Common Stock and any of his/her pledges, assignees, and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions.  The Selling Stockholders may offer shares in transactions at fixed or negotiated prices.  As of the date of this Prospectus, an application has been filed on our behalf by a market maker to list our Common Stock for trading on the OTCBB,, but we cannot assure when or whether this application will be approved or that, if approved, quotations of our Common Stock will commence on any trading facility or will result in the development of a viable trading market for our shares sufficient to provide stockholders with the opportunity for liquidity.  See “RISK FACTORS.”  Sales may be at fixed or negotiated prices.  A selling security holder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

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•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this Prospectus is a part;

•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales in amounts to be negotiated, but in the case of an agency transaction not in excess of a customary brokerage commission, and in the case of a principal transaction a markup or markdown not in excessive amounts.  The Selling Stockholder is an underwriter, within the meaning of Section 2(11) of the Securities Act.  Any broker-dealers or agents that participate in the sale of the Common Stock or interests therein may also be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act.  Any discounts, commissions, concessions or profit earned on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The Selling Stockholder, who is an “underwriter” within the meaning of Section 2(11) of the Securities Act, is subject to the Prospectus delivery requirements of the Securities Act.

We are bearing all costs relating to the registration of the Common Stock, which are estimated at $42,000.  The Selling Stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with the exercise and purchase of the Common Stock and any sale of the Common Stock.  We are paying the expenses of the Offering because we seek to enable our Common Stock to be traded on the OTC Bulletin Board.  We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our Common Stock if our Common Stock is approved for trading on the OTC Bulletin Board.  We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages, and liabilities, including liabilities under the 33 Act.

We agreed to keep this Prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration by reason of Rule 144 under the Securities Act or any other rule of similar effect, or (ii) all of the shares have been sold pursuant to this Prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in the distribution of the resale shares may not simultaneously engage in market-making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the selling stockholders or any other person.  We will make copies of this Prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Some of the information in this Prospectus contains forward-looking statements that involve substantial risks and uncertainties.  You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. You should read statements that contain these words carefully because they:

•	discuss our future expectations;

•	contain projections of our future results of operations or of our financial condition; and

•	state other “forward-looking” information.

We believe it is important to communicate our expectations.  However, there may be events in the future that we are not able to accurately predict or over which we have no control.  Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “RISK FACTORS” and “DESCRIPTION OF BUSINESS” and elsewhere in this Prospectus.  See “RISK FACTORS.”

Overview

Bureau of Fugitive Recovery, Inc., (“BFR,” “we,” “our” or the “Company”) was incorporated on April 26, 1995, in the State of Colorado under the name Colorado Security Patrol Inc.  On March 12, 2007 we filed an amendment to our Articles of Incorporation changing our name to “Bureau of Fugitive Recovery, Inc.”

Our initial business was to provide a variety of security services on both a residential and commercial basis.  In March 2007, we expanded our operations to include tracking and apprehension of offenders who had failed to appear in court or had otherwise had their bond revoked, creating a liability for the person or entity that had posted the bail bond.  We recognized that we were able to avoid the significant competition that we were experiencing in the security services business, as we believed that there was no major companies engaged in the apprehension of offenders as there existed in the security services industry.  As of the date of this Prospectus, we emphasize tracking and apprehension of offenders who had failed to appear in court or had otherwise had their bond revoked in the State of Colorado as our principal business.  We are currently considering expanding our operation into other states via acquisition.  See “DESCRIPTION OF BUSINESS - Growth by Acquisitions,” below.  Most of our current clients are bail bonding companies.

In March 2007 we engaged in a private offering of our Common Stock.  We sold 235 shares of our Common Stock to thirty-nine investors at a price of $30 per share and received aggregate net proceeds of $7,050.  Subscriptions were accepted from seven (7) “accredited” investors, as that term is defined under the Securities Act of 1933, as amended (the “33 Act” or the “Securities Act”). We relied upon the exemption from registration provided by Regulation D promulgated under the 33 Act to issue these shares.  See “DESCRIPTION OF SECURITIES.”   Thereafter, in December 2009, we undertook a forward split of our issued and outstanding shares of Common Stock whereby 10,000 shares were issued in exchange for every one share then issued and outstanding.  All references in this Prospectus to our issued and outstanding Common Stock are presented on a post-forward split basis.

Upon effectiveness of our registration statement filed with the SEC, of which this Prospectus is a part, we will become a reporting company and become obligated to file reports under the Securities Exchange Act of 1934, as amended.  This will increase our cost of operation, including increased professional fees.  We have elected to become a public company and list our Common Stock for trading on the OTCBB due to our management’s belief that by doing so,  we will be in a better position to effectuate the acquisition of other similar companies.  We intend to issue shares of our Common Stock as consideration for these acquisitions because we do not currently have sufficient capital to effectuate this aspect of our business plan.  In addition, management also believes that as a public company we may have greater access to raising additional capital, either debt or equity, to utilize for these

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prospective acquisitions.  However, as of the date of this Prospectus we have not engaged in any discussions or negotiations with any prospective acquisition candidate and there can be no assurances that we will be successful in reaching any agreement with any third party engaged in a similar business to ours that will be amenable to being acquired.  See “BUSINESS – Growth by Acquisitions” and RISK FACTORS.”

Our executive offices are located at 132 W. 11th Avenue, Denver, Colorado 80204.  We have never been subject to any bankruptcy proceeding.

Results Of Operations

Comparison of Results of Operations for the fiscal years ended December 31, 2009 and 2008

During our fiscal year ended December 31, 2009, we generated $4,244 in revenues compared to $20,148 during our fiscal year ended December 31, 2008, a decrease of $15,904.  This decrease in revenues was attributable to a decrease in fugitives apprehended during this period of time.  Management believes that a significant reason in the decrease in revenues is attributable to the then current economic climate.  Bail bond businesses, our clients, were affected by this economic downturn and in response used in-house apprehension services that were less expensive.  There was also a decrease in the crime rate in Denver leading to fewer arrests, fewer offenders on bond and fewer who failed to show up in court.  During this period there was also a decrease in the number of arrests in the Denver metropolitan area since the onset of the present economic downturn due to a decrease in municipality law enforcement budgets, increase of release by Pre-trial Service Departments of minor offenders to relieve pre-trial detention and the costs associated with same, and better supervision by sureties of individuals they are responsible for financially as they lack the funds with which to remit for a bond’s forfeiture.  However, as the economy has begun to improve we believe that things are slowly returning to the status quo and business is returning to pre-recession normalcy.  As a result, our management made a conscious decision to scale back operations where possible when it became clear that business had dropped off.

Cost of revenues during our fiscal year ended December 31, 2009 was $3,079, compared to $14,128 for our fiscal year ended December 31, 2008, a decrease of $11,049 which management attributes to decreased commissions paid arising as a result of these decreased apprehensions.

Our general and administrative expense during our fiscal year ended December 31, 2009 was $37,792, compared to $4,877 during our fiscal year ended December 31, 2008, an increase of $32,915.  This increase was primarily as a result of $22,650 in compensatory stock issuances during this period, as well as $6,852 in professional fees, $5,000 in transfer agent fees and $3,079 in bounty fees, which were not incurred during our fiscal year ended December 31, 2008.  We also incurred increased interest expense of $390 during our fiscal year ended December 31, 2009.  We had no interest expense during our fiscal year ended December 31, 2008.

As a result, we generated a net loss of ($37,017) during our fiscal year ended December 31, 2009 (approximately $0.01 per share), compared to net income of $1,143 during our fiscal year ended December 31, 2008 (less than $0.01 per share).

Comparison of Results of Operations for the six months ended June 30, 2010 and 2009

During the six month period ended June 30, 2010, we generated $8,425 in revenues, compared to $1,007 during the six month period ended June 30, 2009.  Cost of revenues during the six month period ended June 30, 2010 was $4,857, compared to $1,407 cost of revenues during the six month period ended June 30, 2009.

Our general and administrative expenses during the six month period ending June 30, 2010 was $6,950, compared to $1,998 incurred during the six month period ending June 30, 2009.  These expenses included increased accounting fees of $3,000, bounty fees of $2,000 and consulting fees of $1,000.  We also incurred increased interest expense of $600 during the six month period ended June 30, 2010.  We had no interest expense during the six month period ended June 30, 2009.
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As a result, we incurred a net loss of ($3,982) during the six month period ended June 30, 2010 (less than $0.01 per share) compared to a net loss of ($2,398) for the six month period ended June 30, 2009 (less than $0.01 per share).

Liquidity and Capital Resources

At June 30, 2010, we had $1,506 in cash and cash equivalents.

Net cash used in operating activities was $3,382 during the six month period ended June 30, 2010, compared to $2,398 during the six month period ended June 30, 2009.  We anticipate that overhead costs in current operations will increase in the future as a result of our anticipated increased marketing activities.

Cash flows provided or used in investing activities were $0 during the six month periods ended June 30, 2010 and 2009.  Cash flows provided or used by financing activities were also $0 during our six month period ended June 30, 2010 and 2009.

At June 30, 2010 we had a note payable outstanding in the principal amount of $15,000, bearing interest at 8% per annum, unsecured, convertible into Common Stock at an unspecified price, with principal and interest due in September 2011.  Interest expense on the note for the year ended December 31, 2009 was $390, and accrued interest related to the notes payable was $390 at December 31, 2009.  Interest expense on the note for the six months ended June 30, 2010 was $600 and accrued interest on the note for the six months ended June 30, 2010 was $990.

Our financial statements accompanying this Prospectus have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The financial statements do not include any adjustment that might result from the outcome of this uncertainty.  We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of acquisitions of similar companies.  See “BUSINESS – Growth by Acquisitions.”  This may result in our incurring a net operating loss which will increase continuously until we can consummate an acquisition.  There is no assurance that we can identify such a business opportunity and consummate such an acquisition.

We believe that we currently have sufficient funds available for us to continue to implement our business plan for the next 12 months.  However, we estimate that we will require approximately $25,000 in additional debt or equity capital to meet our obligations and there are no assurances that we will be able to raise this capital when needed.  However, while there are no definitive agreements in place as of the date of this Report, we are currently engaged in various discussions with interested parties to provide these funds or otherwise enter into a strategic alliance to provide such funding.  The inability to obtain sufficient funds from external sources when needed will have a material adverse affect on our results of operations and financial condition.

In the event we are unable to generate sufficient capital from our operations to meet our obligations it is anticipated that members of our management will issue loans to us on favorable terms to allow us to meet these obligations.  In addition, if and when our Common Stock is approved for trading we believe we will be able to raise additional equity capital in a sufficient amount as to allow us to meet our obligations.

Critical Accounting Policies and Estimates

Critical accounting estimates – The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.  On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions

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or conditions.  The following represents a summary of our critical accounting policies, defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

Leases – We follow the guidance in SFAS No. 13 “Accounting for Leases,” as amended, which requires us to evaluate the lease agreements we enter into to determine whether they represent operating or capital leases at the inception of the lease.

Stock-based compensation – Effective January 1, 2006, we adopted Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standard (SFAS) No. 123R, “Share Based Payment.”  SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award.  That cost is recognized on a straight-line basis over the employee service period (usually the vesting period).  That cost is measured based on the fair value of the equity or liability instruments issued using the Black-Scholes option pricing model.

Inflation

Although our operations are influenced by general economic conditions, we do not believe that inflation had a material effect on our results of operations during the six month period ended June 30, 2010.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

DESCRIPTION OF BUSINESS

Overview

We were incorporated on April 26, 1995, in the State of Colorado under the name Colorado Security Patrol Inc.  On March 12, 2007 we filed an amendment to our Articles of Incorporation changing our name to “Bureau of Fugitive Recovery, Inc.”

Our initial business was to provide a variety of security services on both a residential and commercial basis.  In March 2007, we expanded our operations to include tracking and apprehension of offenders who had failed to appear in court or had otherwise had their bond revoked, creating a liability for the person or entity that had posted the bail bond.  We recognized that we were able to avoid the significant competition that we were experiencing in the security services business, as we believed that there was no major companies engaged in the apprehension of offenders as there existed in the security services industry.  As of the date of this Prospectus we provide the following services:  fugitive location and apprehension, preparation and filing of civil lawsuits against surety bond’s indemnitor for monies owning on the bond which they guaranteed and which are in forfeiture status and transportation of prisoners into custody based upon issuance of a court bench warrant.   We are compensated for these services on a monthly invoiced basis for any and all services we provide pursuant to a service agreement that we execute with our client prior to providing such services.

We are currently considering expanding our operation into other jurisdictions and states via acquisition.  See “DESCRIPTION OF BUSINESS – Growth by Acquisition,” below.  Most of our current clients are bail bonding companies.

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The bail surety industry has had a continuous, steady flow of clientele.  As the population increases, the bail surety industry has continued to grow.  According to the Department of Regulatory Agencies, Colorado Division of Insurance; Office of the State Court Administrator, Colorado Judicial Department, since 2000, there has been a consistent upwards trend in bail bonds written in the State of Colorado.  While there is no one agency that keeps figures on the amount of bail surety written in the State of Colorado, we believe that as the population increases so does the number of offenders arrested and who become candidates for our services.

Marketing

Because of the nature of the bail surety industry, our biggest client base, marketing efforts are primarily through yellow page advertising, billboards, other fixed advertising near jails, and word-of-mouth from former and current clients.  Such methods are presently utilized by us and have proven to be effective in marketing our services to potential clientele.

We intend to expand our services by offering security guard and other security services and insurance and training for security officers and bail bond licensing agents.

Growth by Acquisitions

We also intend to expand our operations through the acquisition of related businesses that will complement our current service business.  Acquisition targets include existing bail bonding companies, bail enforcement companies, security companies, and an insurance underwriting business to supplement the writing of surety bonds, title insurance, performance bonds, guarantee bonds and similar bonds.  There are many small operations which have expressed an interest in being acquired by our Company.  We believe this makes economic sense because we can eliminate duplication of general and administrative expense, provide a more centralized information sharing network available to enforcement agents and eliminate overlapping of services offered.  We are presently evaluating several such businesses in the Denver Metropolitan Area as potential merger or acquisition candidates, and anticipate expanding this acquisition strategy to metropolitan areas in the states of Arizona, New Mexico and California.  However, as of the date of this Prospectus, there are no definitive agreements in place relating to our acquiring any such business and there can be no assurances that such agreements will be executed on favorable terms or at all in the future.

If we are successful, the acquisition of related, complimentary businesses is expected to increase profits by providing a broader range of services in vertical markets which are consolidated under one parent, thus reducing overhead costs by streamlining operations and eliminating duplicitous efforts and costs.  There are no assurances that we will increase profitability if we are successful in acquiring other synergistic companies.

Management will seek out and evaluate related, complimentary businesses for acquisition.  The integrity and reputation of any potential acquisition candidate will first be thoroughly reviewed to ensure it meets with management’s standards.  Once targeted as a potential acquisition candidate, we will enter into negotiations with the potential candidate and commence due diligence evaluation of each business, including its financial statements, cash flow, debt, location and other material aspects of the candidates’ business.  One of the principal reasons for our filing of our registration statement of which this Prospectus is a part and the filing of an application to list our securities for trading is our intention to utilize the issuance of our securities as part of the consideration that we will pay for these proposed acquisitions.  If we are successful in our attempts to acquire similar companies utilizing our securities as part or all of the consideration to be paid, our current shareholders will incur dilution.  See “RISK FACTORS.”

In implementing a structure for a particular acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity.  We may also acquire stock or assets of an existing business.  On the consummation of a transaction, we do not intend that our present management and shareholders will no longer be in control of our Company.

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As part of our investigation, our officers and directors will meet personally with management and key personnel, may visit and inspect material facilities, obtain independent analysis of verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of our limited financial resources and management expertise.  The manner in which we participate in an acquisition will depend on the nature of the opportunity, the respective needs and desires of us and other parties, the management of the acquisition candidate and our relative negotiation strength and such other management.

We will participate in an acquisition only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with our attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

Depending upon the nature of the acquisition, including the financial condition of the acquisition company, as a reporting company under the 34 Act it may be necessary for such acquisition candidate to provide independent audited financial statements.  If so required, we will not acquire any entity which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction.  If such audited financial statements are not available at closing, or within time parameters necessary to insure our compliance with the requirements of the 34 Act, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents, the closing documents will provide that the proposed transaction will be voidable, at the discretion of our present management.  If such transaction is voided, the agreement will also contain a provision providing for the acquisition entity to reimburse us for all costs associated with the proposed transaction.

Competition

We compete with numerous other small companies and individuals in the Denver Metropolitan Area, typically run by one or two persons, family owned and operated, none of whom control any significant share of the market.  We estimate that we presently have approximately one to two percent of the market share based on the many years of experience possessed by the main principal in this industry.

Government Regulation

We are not licensed by the State of Colorado to engage in our business.  Rather, individual bail posting agents are licensed and regulated by the state.   Bail enforcement agents are required to be licensed by the Colorado Division of Insurance, which is the licensing authority, to complete a 16-hour course, pass a Colorado Bureau of Investigation and Federal fingerprint and background check, and pass an additional course if a concealed weapons permit is sought by the agent. Other individual courses are recommended, but not required by the Division of Insurance, for training and use if any additional proactive or reactive tools are used, i.e., baton, mace, pepper spray, etc.  Complaints against a bail enforcement agent are investigated by the Division of Insurance which, after the conclusion of the investigation, decides whether or not an agent’s license may be affected adversely.

Employees

As of the date of this Prospectus we have three (3) employees, including our two officers and one person who is responsible for much of the administrative paperwork with the many respective county and municipal courts we deal with on a daily basis.  We also currently have six bail enforcement agents that are independent contractors and who are paid on a commission plus expenses basis for each offender recovered and surrendered to the appropriate law enforcement agency.  Our recovery agents, sometimes called “bounty hunters,” may be asked, from time to time, to assist with other facets of our day-to-day operations as part of their independent contractor agreements, at no additional cost to us.  Management believes that the relationship with all individuals associated with us, contractual or employed, is exemplary.
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Trademarks/Trade names/Intellectual Property

We have no patents pending, nor have we registered any trademarks or trade names.

Property

We operate from our offices at 132 West 11th Ave., Denver, Colorado 80204.  This space is provided to us on a rent free basis by our President.  Management believes that this space will meet our needs for the foreseeable future.  However, if we are successful in acquiring companies similar to ours over the next 12 months we anticipate that we will need additional office space if the geographic location of the acquisition candidate is significantly distant from our current location.  See “DESCRIPTION OF BUSINESS – Growth by Acquisitions.”

Legal Proceedings

We are unaware of any pending or threatened litigation by or against us.

MANAGEMENT

Executive Officers, Directors and Key Personnel

The following table sets forth information regarding our executive officers and directors:

Name	Age	Position

Frank Ficarra	60	Chief Executive Officer, President, Chief Financial Officer, Treasurer and Director

Danielle Abrahams	36	Secretary and Director

Mark S. Cerullo	47	Director

Matt Hess	32	Director

Robert Copley	69	Director

The above listed officers and directors will serve until the next annual meeting of the shareholders or until their death, resignation, retirement, removal, or disqualification, or until their successors have been duly elected and qualified.  Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors.  Officers serve at the will of the Board of Directors.

Resumes

Frank Ficarra has been our Chief Executive Officer, President, Chief Financial Officer, Treasurer and a director since March 2007.  In addition to his positions with our Company, since 2004 Mr. Ficarra has also been an officer and director of A Alpha Bail Bonds, Inc., Denver, Colorado.  He devotes approximately 20 hours per week to our affairs.

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Danielle Abrahams has been our Secretary and a director of our Company since March 2007.  In addition, Ms. Abrahams has been our Office Manager since March 2007.  In addition to her positions with our Company, since July 2007 she has been an office manager with Winchester Chiropractic & Wellness Center, Centennial, Colorado.  Prior, from October 2005 through June 2007 Ms. Abrahams worked part time as an independent bookkeeper.  Ms. Abrahams received a Bachelor of Science degree in Biology from the University of Colorado–Denver in 1996 and an Associate of Animal Technology degree from Bel-Rea Institute in 1997.  She devotes approximately 10 hours per week to our affairs.

Mark S. Cerullo has been a director of our Company since March 2007.  In addition to his position with our Company, since July 2005 Mr. Cerullo has been an asset manager for OfficeScapes, Inc., Denver, Colorado.  From November 2004 through June 2005, he was the manager of Baseball University, Denver, Colorado.  Prior, he was employed for five years as the General Manger of Big ”O” Tires, Denver, Colorado.  He devotes only such time as necessary to our business.

Matt Hess has been a director of our Company since March 2007.  In addition to his position with our Company, since April 2007 Mr. Hess has been employed by Qwest Communications, Denver, Colorado as a lead engineer.  Prior, from January 2007 through April 2007, he was employed by Avaya, Inc. as a support communications engineer.  From February 2006 through December 2006 he was employed by Ooma, Inc. as a senior operations engineer.  He devotes only such time as necessary to our business.

Robert Copley has been a director of our Company since March 2007.  In addition to his position with our Company, since April 2007 Mr. Copley has been self employed as a bail bondsman.  From October 2000 through April 2007 Mr. Copley was a contract bail enforcement agent.  He devotes only such time as necessary to our business.

We have not obtained director and officer liability insurance and do not expect to purchase the same in the future.  This may preclude our ability to attract experienced business people as officers and/or directors due to the potential liabilities that accrue to public companies.

Board Committees

As of the date of this Prospectus we do not have any committees of our Board of Directors. We expect to appoint outside Directors to serve on our Board in the near future, but as of the date of this Prospectus we have not identified such prospective Directors.  Once appointed, we expect to form an Audit Committee, a Compensation Committee, a Corporate Governance Committee and a Nominating Committee.

Family Relationships

Frank Ficarra and Danielle Abrahams are father and daughter.  There are no other family relationships between any of our Directors or executive officers.

Conflicts of Interest

Members of our management are associated with other firms involved in a range of business activities.  Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of our Company.  Insofar as the officers and directors are engaged in other business activities, management anticipates it will devote only a minor amount of time to our affairs.

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EXECUTIVE COMPENSATION

Remuneration

Following is a table containing the aggregate compensation paid to our Chief Executive Officer.  No other officer or Director received aggregate compensation exceeding $100,000 during our fiscal years ended December 31, 2009, 2008 and 2007:

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)

Frank Ficarra,	2009	$0	$0	$0	$0	$0	$0	$0	$0
CEO and President	2008	$0	$0	$0	$0	$0	$0	$0	$0
	2007	$0	$0	$0	$0	$0	$0	$0	$0

Compensation of Directors

Our directors are currently not being compensated and we expect no compensation to be paid until we obtain profitability.  Our Board will convene at that time to determine an appropriate compensation package for our Directors.  However, it is not anticipated that any of our executive officers will receive material compensation in the foreseeable future.  Although no payments to Directors have been made, they may be reimbursed for actual expenses incurred for each meeting of the Board which they attend.

Stock Plan

We have not adopted a stock plan, but may do so in the future.

Employment Agreements

None of our executive officers are party to any employment agreement with us.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table contains certain information regarding beneficial ownership of our Common Stock as of the date of this Prospectus by (i) each person who is known by us to own beneficially more than 5% of our Common Stock, (ii) each of our officers and Directors, and (iii) all Directors and executive officers as a group.

Title of Class	Name and Address Of Beneficial Owner	Amount and Nature Of Beneficial Ownership	Percent Of Class

Common	Frank Ficarra(1) 132 West 11th Ave. Denver, CO 80204	2,650,000(2) (3)	26.5%

Common	Gabriele Family Trust (4) 132 West 11th Ave. Denver, CO 80204	2,500,000	25.0%

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Title of Class	Name and Address Of Beneficial Owner	Amount and Nature Of Beneficial Ownership	Percent Of Class

Common	AccessAmerica Assistive Technologies, Inc. (5) 70 Ogden #210 Denver, CO 80218	2,220,000	22.2%
Common	Robert Copley(1) 132 West 11th Ave. Denver, CO 80204	50,000	1.0%

Common	Mark S. Cerullo(1) 9425 Wickerdale Ct. Highlands Rach, CO 80130	150,000	2.0%

Common	Matt Hess(1) 22959 E. Smokey Hill Rd. #1108 Aurora, CO 80015	50,000	1.0%

Common	Danielle Abrahams (1) 21468 Tallkid Ave. Parker, CO 80138	50,000	1.0%

Common	All Officers and Directors As a Group (5 persons)	2,950,000	29.5%
_________________________
(1)	Officer and Director of our Company.
(2)
These shares are held in the name of Abrahams Family Trust.  Frank Ficarra, our President and a Director, is the Trustee of this trust and in his capacity as Trustee, controls the disposition of these shares.

(3)     Includes 150,000 shares of our Common Stock owned by Mr. Ficarra, individually.
(4)	The beneficiaries of this trust are Kamryn Abrahams and Joseph Ficarra, who are sister and brother. Frank Ficarra is Joseph Ficarra’s father and Kamryn Abrahams grandfather.
(5)     The principal of this company is David Cerullo.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We operate from our offices at 132 West 11th Ave., Denver, Colorado 80204.  This space is provided to us on a rent free basis by our President.

There have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

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DESCRIPTION OF SECURITIES

Common Stock

There are 100,000,000 shares of Common Stock, $.001 par value, authorized, with 10,000,000 shares issued and outstanding.  The holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders.  Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore, subject to any preferential dividend rights of outstanding Preferred Stock.  Upon a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive ratably the net assets available after the payment of all debts and other liabilities, and subject further only to the prior rights of any outstanding Preferred Stock.  The holders of Common Stock have no preemptive, subscription, redemption or conversion rights.  The outstanding shares of Common Stock are, and the shares offered herein will be, when issued and paid for, fully paid and non-assessable.  Cumulative voting in the election of directors is not permitted and the holders of a majority of the number of outstanding shares will be in a position to control the election of directors at a general shareholder meeting and may elect all of the directors standing for election.  We have no present intention to pay cash dividends to the holders of Common Stock.

Preferred Stock

Although we are not registering our Preferred Stock, we are authorized pursuant to our Articles of Incorporation to issue up to 25,000,000 shares of Preferred Stock, par value $0.001 per share.  No shares of our Preferred Stock are issued or outstanding.

All shares of the designated and the undesignated Preferred Stock are issuable on such other terms and conditions as the Board may determine at or prior to issuance, without further action of the stockholders.  Such preferred shares may or may not be: issued in series, convertible into shares of Common Stock, redeemable by the Company and entitled to cumulative dividends.  Other terms and conditions may be imposed at the time of issuance.  Should some or all of the outstanding or future issues of any convertible Preferred Stock be exchanged for shares of Common Stock, the resulting increase in the number of issued and outstanding Common Stock may or may not have a depressive effect on the market value of our Common Stock.  Unless specifically issued without such rights, the holders of Preferred Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders.  Future issuance of shares of Preferred Stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.  For instance, the issuance of a series of Preferred Stock might impede an acquisition or other business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders.  In addition, under certain circumstances, the issuance of Preferred Stock could adversely affect the voting power of the holders of the Common Stock.  Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our shareholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the shareholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.  The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.  We have no present plans to issue any Preferred Stock.

Transfer Agent and Registrar

We have retained Island Stock Transfer, Inc., St. Petersburg, Florida, as our transfer agent and registrar for our Common Stock.

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SHARES ELIGIBLE FOR FUTURE SALE

In the event our Common Stock is approved for trading in the future, of which there can be no assurance, market sales of shares of our Common Stock after this Offering and from time to time, and the availability of shares for future sale, may reduce the market price of our Common Stock.  Sales of substantial amounts of our Common Stock, or the perception that these sales could occur, could adversely affect prevailing market prices for our Common Stock and could impair our future ability to obtain capital, especially through an offering of equity securities.  After the effective date of the registration statement of which this Prospectus is a part, all of the shares sold in this Offering , constituting 2,350,000 shares, will be freely tradeable without restrictions or further registration under the Securities Act, unless the shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.

Rule 144

Rule 144, adopted by the Securities and Exchange Commission pursuant to the Securities Act of 1933, generally provides an exemption for the resale or privately offered securities provided the conditions of the rule are met, which include, among other limitations, that the securities be held for a minimum of six months due to the fact that we expect to be a reporting company pursuant to the Securities Exchange Act of 1934, as amended.  Consequently, our Shareholders may not be able to avail themselves of Rule 144 or otherwise be readily able to liquidate their investments in the event of an emergency or for any other reason, and the shares may not be accepted as collateral for a loan.  If such non-affiliate has owned the shares for at least six months, he or she may sell the shares without complying with any of the restrictions of Rule 144 once we are deemed a reporting company.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with the Company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon by Andrew I. Telsey, P.C., Centennial, Colorado.

EXPERTS

The consolidated financial statements of Bureau of Fugitive Recovery, Inc. as of and for the years ended December 31, 2009 and 2008 included herein, have been audited by Ronald R. Chadwick, P.C., independent registered public accountants, as indicated in their reports with respect thereto, and are in reliance upon the authority of said firm as experts in accounting and auditing.

24

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ADDITIONAL INFORMATION

We have filed a registration statement on Form S-1, including exhibits, with the SEC with respect to the shares being offered in this Offering.  This Prospectus is part of the registration statement, but it does not contain all of the information included in the registration statement or exhibits.  If and when our registration statement is declared effective by the SEC, we will begin filing reports pursuant to the Securities Exchange Act of 1934, as amended.  For further information with respect to us and our Common Stock, we refer you to the registration statement and to the exhibits and schedules to the registration statement.  Statements contained in this Prospectus as to the contents of any contract or any other document referred to herein are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement.  Each of these statements is qualified in all respects by this reference.  You may inspect a copy of the registration statement without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, 100 F. St. NE, Washington, D.C. 20549, upon payment of fees prescribed by the SEC.  The SEC maintains a world wide website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.  The address of the website is http://www.sec.gov.  The SEC’s toll free investor information service can be reached at 1-800-SEC-0330.

FINANCIAL STATEMENTS

The audited financial statements for the fiscal years ending December 31, 2009 and 2008, and the unaudited financial statements for the six month periods ending June 30, 2010 and June 30, 2009, are set forth on pages F-1 through F-9.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS, OR OF ANY SALE OF OUR COMMON STOCK.

25

Bureau of Fugitive Recovery, Inc.

2,350,000 Shares of Common Stock

PROSPECTUS

__________________, 2010

Until ____________, 201__, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

BUREAU OF FUGITIVE RECOVERY, INC.

FINANCIAL STATEMENTS

December 31, 2008 and 2009,
& June 30, 2010 (Unaudited)

BUREAU OF FUGITIVE RECOVERY, INC.
 Financial Statements

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Bureau of Fugitive Recovery, Inc.
Denver, Colorado

I have audited the accompanying balance sheets of Bureau of Fugitive Recovery, Inc. as of December 31, 2008 and 2009, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bureau of Fugitive Recovery, Inc. as of December 31, 2008 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has suffered recurring losses from operations, a condition that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado
Ronald R. Chadwick, P.C.
March 23, 2010                                                                                                           RONALD R. CHADWICK, P.C.

BUREAU OF FUGITIVE RECOVERY, INC.
BALANCE SHEETS

	Dec. 31, 2008		Dec. 31, 2009		June 30, 2010 (Unaudited)

ASSETS

Current assets
Cash	$3,865		$4,888		$1,506
Total current assets	3,865		4,888		1,506

Total Assets	$3,865		$4,888		$1,506

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Notes payable	$-		$15,000		$15,000
Accrued interest payable	-		390		990
Total current liabilities	-		15,390		15,990

Total Liabilities	-		15,390		15,990

Stockholders' Equity
Preferred stock, $.001 par value 25,000,000 shares authorized; No shares issued & outstanding	-		-		-
Common stock, $.001 par value; 100,000,000 shares authorized; 2,450,000 (2008) & 10,000,000 (2009 & 2010) shares issued & outstanding	2,450		10,000		10,000
Additional paid in capital	4,900		20,000		20,000
Accumulated deficit	(3,485	) )	(40,502	) )	(44,484	) )
Total Stockholders' Equity	3,865		(10,502	) )	(14,484	) )

Total Liabilities and Stockholders’ Equity	$3,865		$4,888		$1,506

The accompanying notes are an integral part of the financial statements.

BUREAU OF FUGITIVE RECOVERY, INC.
STATEMENTS OF OPERATIONS

	Year Ended Dec. 31, 2008	Year Ended Dec. 31, 2009		Six Months Ended June 30, 2009 (Unaudited)		Six Months Ended June 30, 2010 (Unaudited)

Revenues	$20,148	$4,244		$1,007		$8,425
Cost of revenues	14,128	3,079		1,407		4,857

Gross profit	6,020	1,165		(400	) ))	3,568

Operating expenses:
General and administrative	4,877	37,792		1,998		6,950
	4,877	37,792		1,998		6,950

Income (loss) from operations	1,143	(36,627))		(2,398	) ))	(3,382	) )

Other income (expense):
Interest expense	-	(390)))		-		(600	) )
	-	(390	) ))	-		(600	) )
Income (loss) before provision for income taxes	1,143	(37,017	) )	(2,398	)) )	(3,982	) )

Provision for income tax	-	-		-		-

Net income (loss)	$1,143	$(37,017	) ))	$(2,398	)) )	$(3,982	) )

Net income (loss) per share
(Basic and fully diluted)	$0.00	$(0.01	) )	$(0.00	)) )	$(0.00	) )
Weighted average number of common shares outstanding	2,450,000	2,764,583		2,450,000		10,000,000

The accompanying notes are an integral part of the financial statements.

BUREAU OF FUGITIVE RECOVERY, INC.
STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common Stock Shares (1)	Common Stock Amount No Par	Paid in Capital	Accumulated Deficit	Stockholders Equity

Balances at December 31, 2007	2,450,000	$2,450	$4,900	$(4,628)	$2,722

Net income (loss) for the year	-	-	-	1,143	1,143

Balances at December 31, 2008	2,450,000	$2,450	$4,900	$(3,485)	$3,865

Compensatory stock issuances	7,550,000	7,550	15,100	-	22,650

Net income (loss) for the year	-	-	-	(37,017)	(37,017)

Balances at December 31, 2009	10,000,000	$10,000	$20,000	$(40,502)	$(10,502)

Net income (loss) for the period	-	-	-	(3,982)	(3,982)

Balance at March 31, 2010 - Unaudited	10,000,000	$10,000	$20,000	$(44,484)	$(14,484)

(1) As retroactively restated for a 1 for 10 reverse stock split effective February 26, 2008.

The accompanying notes are an integral part of the financial statements.

BUREAU OF FUGITIVE RECOVERY, INC.
STATEMENTS OF CASH FLOWS

	Year Ended Dec. 31, 2008	Years Ended Dec. 31, 2009		Six Months Ended June 30, 2009 (Unaudited)		Six Months Ended June 30, 2010 (Unaudited)

Cash Flows From Operating Activities:

Net income (loss)	$1,143	$(37,017	)) )	$(2,398	)) )	$(3,982)
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Accrued payables	-	390		-		600
Compensatory stock issuances	-	22,650		-		-

Net cash provided by (used for) operating activities	1,143	(13,977	) )	(2,398	)) )	(3,382)

Cash Flows From Investing Activities:
	-	-		-		-
Net cash provided by (used for) investing activities	-	-		-		-

(Continued on Following Page)

The accompanying notes are an integral part of the financial statements.

BUREAU OF FUGITIVE RECOVERY, INC.
STATEMENTS OF CASH FLOWS

(Continued From Previous Page)

	Year Ended Dec. 31, 2008	Years Ended Dec. 31, 2009	Six Months Ended June 30, 2009 (Unaudited)	Six Months Ended June 30, 2010 (Unaudited)

Cash Flows From Financing Activities:

Notes payable – borrowings	$-	$15,000	$-	$-

Net cash provided by (used for) financing activities	-	15,000	-	-

Net Increase (Decrease) in Cash	1,143	1,023	(2,398)	(3,382)
Cash At the Beginning Of The Period	2,722	3,865	3,865	4,888

Cash At The End Of the Period	$3,865	$4,888	$1,467	$1,506

Schedule of Non-Cash Investing and Financing Activities:
None

Supplementary Disclosure
Cash paid for interest	$-	$-	$-	$-
Cash paid for income taxes	$-	$-	$-	$-

The accompanying notes are an integral part of the financial statements.

BUREAU OF FUGITIVE RECOVERY, INC.
NOTES TO  FINANCIAL STATEMENTS
December 31, 2008 and 2009, & June 30, 2010 (Unaudited)

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Bureau of Fugitive Recovery, Inc. was incorporated in the State of Colorado on April 26, 1995. The Company provides bounty hunting services for bail bond businesses. The Company may also engage in any other business permitted by law, as designated by the Board of Directors of the Company.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of six months or less as cash equivalents.

Accounts receivable

The Company reviews accounts receivable periodically for collectability and establishes an allowance for doubtful accounts and records bad debt expense when deemed necessary. At December 31, 2008 and 2009, and June 30, 2010 the Company had no balance in its allowance for doubtful accounts.

Income tax

The Company accounts for income taxes pursuant to ASC 740. Under ASC 740 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

At December 31, 2008 and 2009 the Company had net operating loss carryforwards of approximately $4,300 and $14,000 which begin to expire in 2027. The deferred tax asset of approximately $900 and $2,700 in 2008 and 2009 created by the net operating losses have been offset by a 100% valuation allowance. The change in the valuation allowance in 2008 and 2009 was $900 and $2,700.

BUREAU OF FUGITIVE RECOVERY, INC.
NOTES TO  FINANCIAL STATEMENTS
December 31, 2008 and 2009, & June 30, 2010 (Unaudited)

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Net income (loss) per share

The net income (loss) per share is computed by dividing the net income (loss) by the average number of shares of common outstanding. Warrants, stock options, and common stock issuable upon the conversion of the Company's preferred stock (if any), are not included in the computation if the effect would be anti-dilutive and would increase the earnings or decrease loss per share.

Revenue recognition

Revenue is recognized on an accrual basis after services have been performed under contract terms, the service price to the client is fixed or determinable, and collectability is reasonably assured.

Financial Instruments

The carrying value of the Company’s financial instruments, as reported in the accompanying balance sheets, approximates fair value.

Long-Lived Assets

In accordance with ASC 350, the Company regularly reviews the carrying value of intangible and other long-lived assets for the existence of facts or circumstances, both internally and externally, that may suggest impairment. If impairment testing indicates a lack of recoverability, an impairment loss is recognized by the Company if the carrying amount of a long-lived asset exceeds its fair value.

Stock based compensation

The Company accounts for employee and non-employee stock awards under ASC 718, whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued and those issued to non-employees are recorded based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable.

Advertising costs

Advertising costs are expensed as incurred. The Company recorded no material advertising costs in 2008, 2009, or for the six months ended June 30, 2010.

BUREAU OF FUGITIVE RECOVERY, INC.
NOTES TO  FINANCIAL STATEMENTS
December 31, 2008 and 2009, & June 30, 2010 (Unaudited)

NOTE 2. NOTES PAYABLE

At December 31, 2009 and June 30, 2010 the Company had a note payable outstanding of $15,000, bearing interest at 8% per annum, unsecured, convertible into common stock at an unspecified price, with principal and interest due in September 2010.

Interest expense on the note for the year ended December 31, 2009 was $390, and for the six months ended June 30, 2010 was $600. Accrued interest related to the notes payable was $390 and $990 at December 31, 2009 and June 30, 2010.

NOTE 6.  STOCKHOLDERS’ EQUITY

Common stock

The Company as of December 31, 2008 and 2009, and June 30, 2010 had 50,000,000 shares of authorized common stock, $.001 par value, with 2,450,000 (2008) and 10,000,000 (2009 and 2010) shares issued and outstanding.

Preferred stock

The Company as of December 31, 2008 and 2009, and June 30, 2010 had 5,000,000 shares of authorized preferred stock, $.10 par value, currently undesignated as to terms and conditions, with no shares issued or outstanding.

NOTE 7.  GOING CONCERN

The Company has suffered recurring losses from operations and has a working capital deficit and stockholders' deficit, and in all likelihood will be required to make significant future expenditures in connection with continuing marketing efforts along with general administrative expenses. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company may raise additional capital through the sale of its equity securities, through an offering of debt securities, or through borrowings from financial institutions. By doing so, the Company hopes through increased marketing efforts to generate greater revenues from sales of its bounty hunting services. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses to be paid by the Registrant are as follows. All amounts, other than the SEC registration fee, are estimates.

Amount to be Paid

SEC registration fee	$ 5
Legal fees and expenses	$25,000
Accounting fees and expenses	$11,900
Miscellaneous	$ 3,757

Total	$40,662

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Colorado Statutes and our Articles of Incorporation, our directors and officers will have no personal liability to us or our shareholders for monetary damages incurred as the result of the breach or alleged breach by a director or officer of his “duty of care.”  This provision does not apply to the directors’: (i) acts or omissions that involve intentional misconduct, fraud or a knowing and culpable violation of law, or (ii) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of his duties, including gross negligence.

The effect of this provision in our Articles of Incorporation is to eliminate the rights of our Company and our shareholders (through shareholder’s derivative suits on behalf of our Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) and (ii) above.  This provision does not limit nor eliminate the rights of our Company or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care.  Section 7-109-102 of the Colorado Business Corporation Act provides corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

In December 2009 we authorized the issuance of an aggregate of 7,550,000 shares (post forward split) of our Common Stock to two consultants and our Board members in exchange for services.

We did not authorize the issuance of any other of our securities during the prior three years.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Number	Description

3.1	Amended and Restated Article of Incorporation*
3.2	By-Laws*
3.3	Specimen Stock Certificate*
5.1	Opinion of Andrew I. Telsey, P.C. re: legality
10.1	Convertible Promissory Note and Amendment thereto
10.2	Form of Service Agreement
23.1	Consent of Andrew I. Telsey, P.C.
23.2	Consent of Ronald R. Chadwick, P.C.
______________________
*	Previously filed as exhibits to our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 10, 2010.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1)	File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(A)           Include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(B)
Reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(C)           Include any additional or changed material information on the plan of distribution.

(2)
For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)
For determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A)	Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933;

(B)	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(C)
The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(D)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided , however , that no statement made in a registration statement or Prospectus that is part of the registration statement or Prospectus or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned on October 15, 2010.

BUREAU OF FUGITIVE RECOVERY, INC. By: s/ Frank Ficarra Frank Ficarra, Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Frank Ficarra, Chief Executive Officer, as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of the undersigned, this Registration Statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
s/ Frank Ficarra
Frank Ficarra	Director	October 15, 2010
s/ Danielle Abrahams Danielle Abrahams	Director	October 15, 2010
s/ Mark Cerullo Mark S. Cerullo	Director	October 15, 2010
s/ Matt Hess Matt Hess	Director	October 15, 2010
s/ Robert Copley Robert Copley	Director	October 15, 2010